Exhibit 10.12.7

EIGHTH AMENDMENT TO THE JANUS 401(K)

AND EMPLOYEE STOCK OWNERSHIP PLAN

IN CONNECTION WITH THE 2013 IRS DETERMINATION LETTER REVIEW

The Janus 401(k), Profit Sharing and Employee Stock Ownership Plan, as amended and restated effective January 1, 2007 and subsequently amended from time to time, including to amend the name to be the Janus 401(k) and Employee Stock Ownership Plan (the “Plan”), is hereby amended as follows effective January 1, 2007:

1.                                      The cover page of the Plan is updated to read in its entirety as follows:

JANUS 401(k), PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

Amended and Restated as of January 1, 2007

2.                                      Page 1 of the Plan is hereby amended to delete in its entirety the first paragraph, and the word “W I T N E S S E T H:,” which follows the first paragraph.

3.                                      The final paragraph of the “Background” section of the Plan is hereby amended in its entirety to read as follows:

The Stilwell Financial Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan, as amended and restated November 1, 2002, has been amended from time to time by amendments numbered 1 through 10, including a change in the name of the Plan Sponsor to Janus Capital Group Inc. and a change in the Plan name to Janus Capital Group Inc. 401(k), Profit Sharing and Employee Stock Ownership Plan. This document is an amendment and restatement of the Plan effective as of January 1, 2007. The provisions of the amendment and restatement shall apply to all persons who are Participants or beneficiaries on or after January 1, 2007, except that the vested benefit of any such person who terminated employment prior to January 1, 2007, shall be determined pursuant to the Plan provisions in effect at the time of such termination of employment.

4.                                      The Plan is hereby amended by deleting the reference to “132(0(4)” in Section 1.28(a), and substituting in its place the reference “132(f)(4)”.

5.                                      The Plan is hereby amended by deleting the reference to “001” in Section 1.55, and substituting in its place the reference “003”.

6.                                      The Plan is hereby amended by deleting from Section 8.13(b)(1) the words “described in Code Section 401(k)(2)(B)(i)(IV)”.

7.                                      The Plan is hereby amended to add a new Section 12.9 to read as follows:

12.9        LEGACY ESOP PROTECTIONS

(a)                                 Company Stock which is acquired with the proceeds of an exempt loan and which is not publicly traded when distributed, or which is subject to a trading limitation when distributed, shall be subject to the put option described in this Section 12.9.  For purposes of this paragraph, a “trading limitation” on a Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section 12.9(d)) affecting the Company Stock which would make the Company Stock not as freely tradeable as stock not subject to such restriction.  No part of this Section 12.9 applies to Company Stock that was not acquired with the proceeds of an exempt loan.

(b)                                 The put option may be exercised only by a Participant or Former Participant, by the Participant’s or Former Participant’s donees, or by a person (including an estate or its distributee) to whom the Company Stock passes by reason of a Participant’s or Former Participant’s death.  The put option entitles such person to put the Company Stock to the Employer.  Under no circumstances may the put option bind the Plan.  However, the Plan shall have an option to assume the rights and obligations of the Employer at the time that the put option is exercised.

(c)                                  The put option shall commence as of the day following the date the Company Stock is distributed to (or on behalf of) the Former Participant and end sixty (60) days thereafter and if not exercised within such sixty (60) day period, an additional sixty day put option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to (or on behalf of) the Former Participant (or such other (60) day period as provided in regulations).  However, in the case of the Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the sixty (60) day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable sixty (60) day period the Company Stock is subject to the put option.

(d)                                 Except as provided above in this Section 12.9, no Company Stock acquired with the proceeds of an exempt loan may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP.  The protections and rights granted in this Section 12.9 are non-terminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of an exempt loan is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created.

IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 12th day of December, 2013.

Janus Capital Group Inc.

Karlene Lacy
Senior Vice President
Taxation & Compensation Accounting

ATTEST:

Sue Armstrong
Director, LTI and Retirement Plans